EXHIBIT 10.28


                        MANAGING GENERAL AGENCY AGREEMENT

                                     Between

                   AMERICAN PHYSICIANS INSURANCE AGENCY, INC.
                          (hereinafter called "AGENT")

                                       and

                   FLORIDA PHYSICIANS INSURANCE COMPANY, INC.
                         (hereinafter called "COMPANY")

                         Effective Date: March 27, 1997


Section 1.  AGENCY APPOINTMENT

a. COMPANY hereby appoints AGENT as its exclusive agent to perform the duties set forth herein and vests in AGENT full authority to accomplish, effect and execute such duties upon the terms and conditions set forth below. The authority of AGENT shall be limited to the territory and the kinds of insurance specified in Addendum A.

b.       Term.  The term of this Agreement shall be as follows:

         1) The initial term of this Agreement shall be for a period of eight (8) years beginning on the 27th day of March, 1997, unless terminated earlier as provided by Section 6 of this Agreement.

         2) This Agreement shall automatically renew for successive terms of five (5) years, unless either party to this Agreement provides written notice to the other party at least 18 months before the expiration of the initial term or any renewal term that the party does not desire to continue this Agreement.

Section 2.  AGENT'S RELATIONSHIP TO COMPANY

a. This Agreement is not a contract of employment and nothing herein contained shall be construed to create the relationship of employer and employee between COMPANY and AGENT. AGENT is an independent contractor and shall be free to exercise judgment and discretion with regard to the conduct of business as agent for COMPANY.

b. COMPANY shall place all business solicited or covered under this Agreement through AGENT.

c. COMPANY recognizes AGENT or affiliated companies have existing business relationships, as described in Addendum C, with American Physicians Insurance Exchange, Western Indemnity, and


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         Prime Medical Services,  Inc. and AGENT may continue such relationships and business at the option of AGENT, except that AGENT agrees that it will cease all new business production with and through Western Indemnity effective as of April 1, 1997.

d. The business written by COMPANY pursuant to this Agreement will be reinsured under a separate reinsurance agreement ("Reinsurance Agreement") by AMERICAN PHYSICIANS INSURANCE EXCHANGE (hereinafter called "REINSURER").

Section 3.  AUTHORITY AND DUTIES OF AGENT

a. Solicitation and Servicing. Subject to requirements imposed by law and the terms of this Agreement, AGENT has authority:

         1) to receive, underwrite, determine premium, and promptly process proposals or applications for such insurance policies as are specified in Addendum A;

         2) AGENT has authority to bind COMPANY for such insurance policies and endorsements as are specified in addendum A;

         3)       to issue policies on behalf of COMPANY;

         4) to have supervisory responsibility for local agency and field operations of COMPANY in Texas including the appointment and direction of local recording agents within Texas;

         5) to handle the adjustment of losses including authority to effect claims settlements in connection with policies issued by COMPANY in Texas pursuant to this Agreement as permitted by law and which claims settlement authority in no event shall exceed 1.0% of the COMPANY'S policyholder surplus as of December 31 of the last completed calendar year, or $30,000, whichever is greater (To the extent not subject to reinsurance with American Physicians Insurance Exchange, COMPANY retains final authority over disputes involving claim settlements or loss reserves as regards COMPANY and AGENT);

         6) to provide periodic reports to COMPANY relating to insurance business issued on behalf of COMPANY and any reports to reinsurers for business of COMPANY that has been reinsured as described in this Agreement;

         7) to obtain premium financing on behalf of insureds, AGENT may arrange for installment payments.

b. Legal Compliance. AGENT shall comply in all respects with all applicable laws.

c.       Premiums and Accounting.


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



         1) The billing and collection of premiums shall be performed for COMPANY by AGENT. If AGENT receives any premiums for insurance issued under this Agreement, AGENT shall promptly report to COMPANY the premiums received and remit monthly to the COMPANY and its REINSURER the net premiums due according to the terms of the Reinsurance Agreement between COMPANY and REINSURER and this Agreement. Remittance shall be within 30 days after the close of each month.

         2) All premiums, including return premiums, received by AGENT are the property of COMPANY and shall be held by AGENT as trustee for the COMPANY and REINSURER until delivered to COMPANY or the REINSURER as applicable. The trust relationship and COMPANY's ownership of unpaid premiums which have not been collected by AGENT shall not be held to be modified, affected or waived by the keeping of an account on COMPANY's books as a creditor and debtor account, the payment of balances at stated periods, the retention of commissions by AGENT, or the duty to pay commissions to subproducers when and as appropriate. AGENT will maintain premium monies in a separate bank account and will not mingle such monies with its own funds.

         3) The AGENT shall not be required to return, as commission or return commission, monies greater than the total commission paid or otherwise payable to the AGENT.

d.       Maintenance of Records.

         1) AGENT shall keep complete records and accounts of all transactions pertaining to insurance written under this
                  Agreement. Such records shall be kept current and shall be readily identifiable. During the term of this Agreement and for such time thereafter as COMPANY shall deem necessary for the protection of its and COMPANY's property and/or interests, COMPANY shall have the right and AGENT shall permit and authorize COMPANY, through any person(s) designated by COMPANY at such times and as often as COMPANY may reasonably request:

                  i) to visit, inspect, examine, audit and verify, at any of its offices or elsewhere, any of the properties, accounts, books, records or work papers belonging to or in the possession of AGENT or belonging to or in the possession of any other person pertaining to matters which COMPANY shall deem relevant to the subject matter of this contract or to the financial condition of AGENT.

                  ii)      to make copies thereof and extracts therefrom.

                  iii) to discuss the affairs, finances and accounts of AGENT with AGENT's directors, officers or employees

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                           or any person(s) in any way connected with AGENT, its
                           affairs, finances or accounts, including, but not limited to AGENT's independent accountants, bankers, broker, sub-agents or other insurance companies.

         2) All records relating to business issued pursuant to this Agreement shall be jointly held by AGENT for COMPANY and AGENT. Policy files and claim files shall be considered COMPANY records that will be held by AGENT for COMPANY. AGENT shall have a right to make copies thereof and extracts therefrom. AGENT will maintain procedures to ensure all records are reasonably produced, maintained and protected.

         3) AGENT shall maintain records for at least five years or until the completion of a financial examination by the insurance department of the state in which the COMPANY is domiciled, whichever is longer.

e.       Reporting and Servicing of Business.

         1) AGENT shall promptly process all applications for insurance and submit monthly written reports to COMPANY and REINSURER concerning the insurance written under this Agreement in accordance with the rules and regulations promulgated from time to time by COMPANY or its REINSURER.

         2) AGENT shall immediately notify COMPANY and REINSURER of all claims, suits and losses of which it has notice. AGENT shall cooperate fully with COMPANY to facilitate the investigation, adjustment, and settlement and payment of any claim and assist COMPANY in the collection of any deductibles due from the insured.

         3) AGENT shall provide all usual and customary services of an insurance agent in connection with all insurance policies placed by AGENT with COMPANY.

f.       Advertising.  AGENT shall not insert any advertisement
         -----------
         referring to COMPANY or issue or cause to have issued any letter, circular, pamphlet or other publication or statement referring to COMPANY, without the prior written consent of COMPANY. Such consent shall not be construed as any agreement by COMPANY to bear any part of the expense of advertisement. In the event COMPANY shall be subjected to loss or expense arising out of any unauthorized advertisement, publication or statement of AGENT, AGENT shall indemnify the COMPANY for all resulting damages and costs whether direct or consequential.

g. Ownership of Printed Matter. It is expressly understood that any policies, forms and other supplies furnished to AGENT by COMPANY shall remain the property of COMPANY and shall be returned to COMPANY promptly upon demand. It is expressly

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         understood  that any policies,  forms and other  supplies  furnished to
         COMPANY by AGENT shall remain the property of AGENT and shall be returned to AGENT promptly on demand.

h.       Expenses.  AGENT shall pay all expenses in respect to the
         --------
         performance of AGENT's duties under this Agreement, including but not limited to rentals, transportation facilities, clerical expense, solicitor's fees, commission's to local recording agents, postage, advertising, or personal local license fees. Unless otherwise specified in writing in advance by COMPANY, AGENT shall not charge or commit COMPANY to any expense, agreement, payment, debt, or obligation other than the insurance expressly described herein which AGENT is authorized to write.

i. AGENT may not bind reinsurance or retrocession on behalf of the COMPANY, may not commit the COMPANY to participation in insurance or reinsurance syndicates, and may not collect payment from a reinsurer or commit the COMPANY to a claim settlement with a reinsurer without the prior written approval of the COMPANY. AGENT has written approval to perform all acts necessary to effect settlements on reinsurance ceded with American Physicians Insurance Exchange. AGENT shall promptly report all transactions with American Physicians Insurance Exchange.

Section 4.  COMPENSATION

As full compensation for services rendered under this Agreement, AGENT agrees to accept and COMPANY agrees that agent is entitled to keep as part of premiums received the amounts specified in Addendum B.

Section 5.  SUSPENSION OF AGENT'S AUTHORITY

If AGENT is delinquent either in accounting for or payment of any funds due to COMPANY, or is otherwise in default under this Agreement, COMPANY may, by written notice to AGENT, suspend or otherwise limit AGENT's authority to manage any new or renewal business or change any existing policy during the suspension. COMPANY, at its option, may suspend or otherwise limit such authority in whole or in part or may condition the exercise of such authority on any appropriate condition, including, but not limited to, the payment of premiums in advance of the effective date.

For the purposes of this Section, AGENT is not delinquent because of routine differences in the accounting records of the AGENT and the COMPANY which are minor in amount and do not involve funds willfully withheld by the AGENT.

Upon the occurrence of any of the events described in Section 6(a), AGENT'S authority under this Agreement, including such authority and duties described in
Section 3 to, among other things, manage any new or renewal business or change any existing policy, shall

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automatically be suspended and shall be terminated upon termination of this Agreement.

Section 6.  TERMINATION

a. Termination. The term of this Agreement shall expire and this Agreement shall terminate in accordance with subsection b. of this section upon the occurrence of any of the following events:

         1) Upon the effective date of the suspension, revocation or termination of either party's license by appropriate authority and after exhausting any appeals to which either party is entitled.

         2) The insolvency of either party, the inability to pay debts as they mature, the making of an assignment for the benefit of creditors, the dissolution of either party, the appointment of a receiver or liquidator for either party or for a substantial part of either partys' property, or the institution of bankruptcy, reorganization, arrangement, insolvency or similar proceedings by or against either party under the laws of any jurisdiction.

         3) Misappropriation of funds or property of COMPANY or funds received for it by AGENT; the failure of AGENT to remit to COMPANY the funds due promptly upon demand; the commission by AGENT of any fraud against COMPANY or any conduct injurious to COMPANY's standing or good name.

         4) Misappropriation of funds or property of AGENT or funds received for it by COMPANY; the failure of COMPANY to remit to AGENT the funds due promptly upon demand; the commission by COMPANY of any fraud against AGENT or any conduct injurious to AGENT's standing or good name.

         5) At the date and time that American Physicians Insurance Exchange fails to fund or to maintain sufficient security after 60 day notice and failure of American Physicians Insurance Exchange to cure such default as required by Article XV, Part C of the Reinsurance Agreement, effective March 27, 1997, between Florida Physicians Insurance Company, Inc. and American Physicians Insurance Exchange.

         6) Eighteen months after the date and time that Florida PHysicians Insurance Company, Inc. is no longer a shareholder of APS Insurance Services, Inc.

         7) Either party may terminate this Agreement at any time if the Stock Purchase and Stock Option Agreement between American Physicians Service Group, Inc., and Florida Physicians Insurance Company, Inc. is not closed in accordance with its terms.

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b.       Continuing Duties.  Upon termination of this Agreement for
         -----------------
         default, AGENT shall be obligated to proper servicing of all in-force policies of insurance written hereunder until all such policies shall have expired. COMPANY shall not cancel or terminate such policies in effect on the termination date of this Agreement prior to the expiration or regular renewal date of the policy, whichever date shall first occur. Such services shall consist of, but shall not necessarily be limited to, cancelling, issuing amendatory endorsements, and collecting and returning premiums, and consultations as required by the COMPANY.

Section 7.  OWNERSHIP OF BUSINESS

a. All information and knowledge of AGENT regarding the insurance business including its accounts, customers, prospective customers, plans regarding future insurance business, and otherwise relating to the COMPANY's insurance business, which could be used by a competitor or other third person to solicit the said insurance business in competition with the AGENT for which in any manner could affect the goodwill of the AGENT, shall be treated by COMPANY in the strictest confidence and shall not be divulged by COMPANY to any person, or used in any manner which might reasonably result in it being divulged to any person, other than employees of the COMPANY as reasonably and necessarily required in the ordinary course of business. This covenant shall continue to be binding on COMPANY indefinitely in accordance with its terms notwithstanding termination or suspension of AGENT's authority under this Agreement.

b. All data, customer lists, records and written material prepared or compiled by AGENT shall be the sole and exclusive property of the AGENT, and none of such data, customer lists, records, or written materials, or copies thereof, shall be retained by COMPANY upon termination of this Agreement.

Section 8.  HOLD HARMLESS

a. COMPANY agrees to indemnify, defend and hold AGENT harmless from and against any and all claims, suits, actions, liability, loss of expense caused by or resulting from any violation by COMPANY of this Agreement.

b. AGENT agrees to indemnify, defend and hold COMPANY harmless from and against any and all claims, suits, actions, liability, loss or expense caused by or arising out of any violation by the AGENT of this Agreement.

Section 9.  GENERAL PROVISIONS

a. Assignment. Neither party shall assign, delegate, transfer, encumber or otherwise dispose of this Agreement, any interest therein, or any rights or obligations hereunder without the prior written consent of the other party and any purported

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         assignment,  transfer,  encumbrance or other  disposition  without such consent shall be void. Except that, the merger, consolidation or other corporate reorganization of COMPANY, or the assignment, or other transfer of this Agreement to a subsidiary or affiliate of the COMPANY, shall not be deemed a violation of this subsection a.

b. No Waiver. The failure of COMPANY or AGENT to insist on strict compliance with this Agreement, or to exercise any right or remedy hereunder, shall not constitute a waiver of any rights contained herein nor estop the parties from thereafter demanding full and complete compliance therewith nor prevent the parties from exercising such remedy in the future.

c. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed duly given if delivered personally, by registered or certified mail or by telefax to the party for whom it is intended at the following address or such other address as the recipient may designate from time to time.

d. Full Agreement. This Agreement supersedes and makes null and void any and all previous agency agreements, whether written or oral, between COMPANY and AGENT with respect to the type of business to be serviced hereunder and constitutes the full agreement between the parties. No amendment to this Agreement shall be valid unless in writing and signed by the parties.

e.       Severability.  If any provision of this Agreement should be
         ------------
         invalid under or in conflict with the laws of any state, this Agreement shall be deemed amended to comply with the minimum requirements of such laws without affecting the remaining provisions of this Agreement; provided, however, if either party believes that the voiding of any provision hereof materially affects the whole Agreement, such party by written notice, may terminate this Agreement forthwith.

f. Choice of Law. This Agreement shall be interpreted under and pursuant to the laws of the State of Texas.

g. Third Parties. The provisions of this Agreement are for the sole benefit of the parties and shall not be enforceable for the benefit of any one who is not a party to this Agreement, except as expressly provided herein.

h. Notices. AGENT must notify the COMPANY in writing within 30 days if there is a change in:

         1) ownership of 10% of more of the outstanding stock of the AGENT;

         2)       any principal office of the AGENT; or

         3)       any director of the AGENT.

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i.       AGENT may not offset balances due under any contract with any offset due under any other contract.

IN WITNESS WHEREOF, the parties intending to be bound have caused this Agreement to be effective this 27th day of March, 1997.


      For AGENT:       AMERICAN PHYSICIANS INSURANCE
                                  AGENCY, INC.




                        By:________________________________

                        Title:_____________________________


      For COMPANY:      FLORIDA PHYSICIANS INSURANCE COMPANY, INC



                        By:________________________________

                        Title:_____________________________


      For REINSURER:    AMERICAN PHYSICIANS INSURANCE EXCHANGE



                        By:________________________________

                        Title:_____________________________



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                                   ADDENDUM A

                      TO MANAGING GENERAL AGENCY AGREEMENT

                                     Between

                   AMERICAN PHYSICIANS INSURANCE AGENCY, INC.
                                    ("AGENT")

                                       and

                   FLORIDA PHYSICIANS INSURANCE COMPANY, INC.
                                   ("COMPANY")


                              Dated March 27, 1997

The parties agree that:

1. The AGENT is authorized to be the exclusive managing agent for COMPANY for the following kind(s) of business:

                  All standard Medical Malpractice Professional Liability insurance for Texas health care providers described in Addendum A-1 and such other policies authorized in writing by the COMPANY from time to time in Texas.

2. The AGENT is authorized only for the following territory to the extent the AGENT is properly licensed:

                                 STATE OF TEXAS





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                                 ADDENDUM A - 1

                      TO MANAGING GENERAL AGENCY AGREEMENT

                                     Between

                   AMERICAN PHYSICIANS INSURANCE AGENCY, INC.
                                    ("AGENT")

                                       and

                   FLORIDA PHYSICIANS INSURANCE COMPANY, INC.
                                   ("COMPANY")

                              Dated March 27, 1997


Specialties

Medical Doctors (M.D.)
Osteopaths (D.O.)
Chiropractors (D.C.)
Podiatrists (D.P.M.)
Certified Nursing Assistant
Dental Hygienist
Dietitian/Nutritionist
Heart/Lung Perfusionist
Medical Laboratory Technician
Nurse Anesthetist
Nurse Midwife
Nurse Practitioner
  (Including Obstetrical N.P., Pediatric/Family N.P.
   Psychiatric N.P.
   Surgical N.P.)
Nurse - Critical Care
Nurse - Emergency Room
Nurse - LPN, LVN, Aide,
        1st year RN Nurse - General Duty Nurse - Obstetrical Nurse - Scrub Nurse OR Technician (Hospital) Optician Optometrist Paramedic Pharmacist Physical Therapist Physicians Assistant Psychotherapist Respiratory Therapist Surgeons Assistant Other - Allied Health
  Care N.O.C.




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                                   ADDENDUM B

                      TO MANAGING GENERAL AGENCY AGREEMENT

                                     Between

              AMERICAN PHYSICIANS INSURANCE AGENCY, INC., as AGENT

                                       and

                   FLORIDA PHYSICIANS INSURANCE COMPANY, INC.
                                   ("COMPANY")

                              Dated: March 27, 1997


1. The parties agree that, for business described in Addendum A and A-1, AGENT shall be entitled to a commission of 13.5% of written premium.

2. AGENT shall also be entitled to receive as additional compensation any commissions paid by AGENT to local recording agent, solicitor or other soliciting agent.

3. Commissions on any other business shall be determined on a case-by-case basis.

                                   ADDENDUM C

                      TO MANAGING GENERAL AGENCY AGREEMENT

                                     Between

                   AMERICAN PHYSICIANS INSURANCE AGENCY, INC.
                                    ("AGENT")

                                       and

                   FLORIDA PHYSICIANS INSURANCE COMPANY, INC.
                                   ("COMPANY")


                              Dated March 27, 1997



Western Indemnity Policies:

         Coastal Healthcare
         STAT Physicians
         Southwest Medical
         OB/GYN Associates


Prime Medical Services, Inc.:

         National Urology Program, including Texas